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EXHIBIT 99.1

                                                    CONTACT: BERNARD M. CIONGOLI
                                                               TEL: 973-427-5333


     TECH LABORATORIES, INC. ANNOUNCES EXTENSION OF WAIVER WITH HOLDERS OF
                               CONVERTIBLE NOTES


NORTH HALEDON, N.J. -- July 17, 2002 -- Tech Laboratories, Inc. (OTC BB: TCHL) announced today that it had entered an agreement pursuant to which the holders of its 6.5% convertible promissory notes agreed to waive any defaults until July 30, 2002, that may otherwise have occurred under the Amendment to Redemption and Conversion Agreement dated April 19, 2002, in order to allow the parties time to negotiate revised terms of their agreement.

Certain statements in this press release with respect to future expectations and plans may be regarded as "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and as that term is defined in the Private Securities Litigation Reform Act of 1995. Such statements, including, but not limited to, statements with respect to future earnings, and all other forward-looking statements involve risks and uncertainties and are subject to change at any time.